EXHIBIT 32.2

Certificate Pursuant to 18 U.S.C Section 1350, as adopted pursuant to
Section 906 of Sarbanes – Oxley Act of 2002
CERTIFICATION OF CFO

In connection with the annual report on Form 10-K of Apyx Medical Corporation (the "Company") for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2019	By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Apyx Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.